Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of June 14, 2007 by and among Pliant Corporation, a Delaware corporation (the “Company”), the purchasers set forth on Schedule I hereto (each a “Purchaser” and collectively, the “Purchasers”) and the Guarantors (as defined below) set forth on Schedule II hereto.

RECITALS

WHEREAS, the Company has authorized the issuance and sale of up to $24,000,000 in aggregate principal amount of its 18% Senior Subordinated Notes due 2012 (the “Notes”) for the purpose of refinancing its existing 13% Senior Subordinated Notes due 2010 (the “Existing Subordinated Notes”) issued pursuant to an Indenture, dated as of July 18, 2006 (the “Existing Subordinated Notes Indenture”) among the Company, the Guarantor and the Trustee (as defined below);

WHEREAS, the Company proposes, subject to the terms and conditions stated herein, to issue and sell on the Closing Date (as defined below) $24,000,000 in aggregate principal amount of the Notes to the Purchasers in the respective amounts set forth opposite each Purchaser’s name on Schedule I hereto;

WHEREAS, the Notes will be issued pursuant to an indenture substantially in the form agreed to between the parties (the “Indenture”) to be dated as of the Closing Date (as defined herein) by and between the Company and The Bank of New York Trust Company, N. A., a national banking association, as Trustee (the “Trustee”);

WHEREAS, this Agreement and the Indenture, collectively, are referred to herein as the “Transaction Documents;”

WHEREAS, the Company’s obligations under the Notes will be guaranteed (the “Subsidiary Guarantees”) by each of the Company’s subsidiaries listed on Schedule II hereto (each, a “Guarantor” and, collectively, the “Guarantors”);

WHEREAS, the Notes and the Subsidiary Guarantees, collectively, are referred to herein as the “Securities;” and

WHEREAS, the offer and sale of the Securities will not be registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), in reliance on an exemption therefrom.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Agreement to Sell and Purchase.   On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser the respective principal amount of Notes set forth opposite such Purchaser’s name on Schedule I hereto, and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, severally and not jointly agrees to purchase from the Company such respective principal amount of the Notes at a purchase price of one hundred percent (100%) of the principal amount of the Notes to be purchased by such Purchaser hereunder (the “Purchase Price”).

2.             Closing.   Payment for the Notes shall be made severally by the Purchasers to an account specified in writing by the Company to the Purchasers on or prior to the date hereof in United States dollars in cash or other funds immediately available in New York City against delivery to each Purchaser of the Notes purchased by such Purchaser at 10:00 a.m., New York City time, on June 14, 2007 (the date hereof), or at such other time on the same or such other date as shall be mutually agreed upon by the Company and the Purchasers purchasing more than fifty percent (50%) of the aggregate principal amount of the Notes to be purchased hereunder. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

3.             Representations and Warranties.   The Company and each Guarantor, jointly and severally, represents and warrants to the Purchasers as of the date hereof and as of the Closing Date, as follows:

(a)           Exchange Act Documents.   The documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) since May 15, 2006 (as amended or supplemented from time to time prior to the date hereof, including the exhibits thereto, the “Exchange Act Documents”), when taken together, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Financial Statements.   The financial statements included in the Exchange Act Documents present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified therein and all such financial statements have been prepared in conformity with generally accepted accounting principles and practices (“GAAP”) applied on a consistent basis, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC.

(c)           Absence of Material Adverse Effect.   Since the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2007 (the “Latest 10-K”), there has not been any Material Adverse Change affecting the Company and its consolidated subsidiaries considered as a single enterprise that has not been publicly disclosed by the Company. As used in this Agreement, “Material Adverse Change” or “Material Adverse Effect” means any change or effect that would be materially adverse to the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a single enterprise, or to the ability or authority of the Company or any Guarantor to consummate the transactions contemplated hereby; provided, that any reduction in the market price or trading volume of any security of the Company or in the Company’s general credit rating or the rating of any of the Company’s outstanding indebtedness shall not, in any event, be deemed to constitute a Material Adverse Change or a Material Adverse Effect (it being understood that the foregoing shall not prevent a person from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Change or Material Adverse Effect).

(d)           Absence of Certain Changes.   Except as may be disclosed in the Exchange Act Documents, since the Latest 10-K, neither the Company nor any Guarantor has entered into any transaction or agreement that has or would be reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Since the Latest 10-K, there has not been any material change in the long-term debt of the Company or any Guarantor. Except as disclosed on the face of the balance sheet included in the Company’s Annual Report on Form 10-Q filed with the SEC on May 15, 2007 (the “Latest 10-Q”), the company and its Subsidiaries have no liabilities, absolute or contingent, other than those that have been incurred since March 31, 2007 in the ordinary course of business that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Since the emergence of the Company from bankruptcy protection on July 18, 2006, the Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent (as defined below). For purposes of this Section 3(d), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s known liabilities and identified contingent liabilities, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

(e)           Organization and Qualification.   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Exchange Act Documents, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts its business in a manner or to an extent that would require such qualification, other than such failures to be so qualified or in good standing as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(f)            Subsidiaries.   Each “significant subsidiary”(as such term is defined in Rule 1-02 of Regulation S-X) of the Company, including each Guarantor, has been duly incorporated or formed and is validly existing as a corporation, limited liability company or unlimited company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation with requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as currently operated and conducted, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company.

(g)           Capitalization.   Except as may be disclosed in the Exchange Act Documents, since the Latest 10-Q, (i) there has not been any (A) material change in the capital stock of the Company or any Guarantor or (B) issuance of any options or warrants for the purchase of capital stock of the Company or any Guarantor, securities convertible into or exercisable or exchangeable for capital stock of the Company or any Guarantor or rights to purchase capital stock of the Company or any Guarantor, except for changes or issuances occurring in the ordinary course of business and changes in outstanding capital stock resulting from transactions relating to employee benefit plans or stock option, stock award and stock purchase plans and (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock. The shares of capital stock of the Company outstanding on the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(h)           Power and Authority. The Company and each Guarantor has requisite power and authority to enter into the Transaction Documents and to perform and discharge its respective obligations thereunder, including without limitation issuance of the Securities and performance and discharge of its respective obligations thereunder.

(i)            Authorization and Enforceability of this Agreement.   This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and each Guarantor and, assuming due authorization, execution and delivery thereof by each Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

(j)            Authorization and Enforceability of Indenture as to Company.   The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and each Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally,and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(k)           Authorization and Enforceability of Notes as to Company.   The Notes have been duly authorized by the Company, and when duly executed, and delivered by the Company as provided in the Indenture, assuming due authentication of the Notes by the Trustee, against payment by the Purchasers therefor as provided herein, the Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(l)            Authorization and Enforceability of Indenture and Subsidiary Guarantees as to Guarantors.   The Indenture, including the Subsidiary Guarantee of each Guarantor set forth therein, has been duly authorized by such Guarantor, and when (i) the Indenture is duly executed and delivered by the Company and such Guarantor, assuming due authorization, execution and delivery thereof by the Trustee, and (ii) the Notes are duly executed and delivered by the Company, assuming due authentication of the Notes by the Trustee, against payment by the Purchasers therefor as provided herein, the Indenture, including such Subsidiary Guarantee, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(m)          No Conflicts.   The issuance and sale of the Securities by the Company and the Guarantors, the execution and delivery by the Company and the Guarantors of the Transaction Documents and the performance by the Company and the Guarantors of all their respective obligations and the consummation of the transactions herein and therein contemplated, will not (i) result in a breach of any of the terms or provisions of, constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the property or assets of the Company or any Guarantor is subject except, in each case, for such conflicts, breaches, defaults, liens, charges or encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any Guarantor that is a corporation or the certificate of formation or limited liability agreement of any Guarantor that is a limited liability company, or (iii) result in any violation of any material applicable law or statute or any order, rule or regulation of any court or governmental agency or of any self-regulatory agency or body having jurisdiction over the Company or any Guarantor or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or of any self-regulatory agency or body is required for the issuance and sale of the Securities or the consummation by the Company or any Guarantor of the transactions contemplated by any of the Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase of the Securities by the Purchasers.

(n)           Absence of Litigation.   Except as disclosed in the Exchange Act Documents, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any Guarantor or any of their respective properties or to which the Company or any Guarantor is or may be a party or to which any property of the Company or any Guarantor is or may be subject that, if determined adversely to the Company or any such Guarantor, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           No Integrated Offering.   Neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company or any person acting on its or their behalf, has directly, or through any agent, sold, offered for sale, solicited offers to buy, or otherwise approached or negotiated with, any person in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the issuance of any of the Securities contemplated hereby.

(p)           No General Solicitation.   None of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold any of the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

(q)           Securities Act and Trust Indenture Act.   Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof and the Purchasers’ compliance with the agreements set forth therein, it is not necessary in connection with the offer, issuance, sale and delivery of the Securities in the manner contemplated by the Transaction Documents to register the offer or sale of any of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(r)            Placement Agent.   Except for its engagement letter with Goldman, Sachs & Co. dated December 18, 2006, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person that would reasonably be expected to give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(s)           Tax Status.   Except as may be described in the Exchange Act Documents, the Company and each of the Guarantors (i) has filed all material federal, state, local and foreign tax returns, reports and declarations required by any jurisdiction to which it is subject and (ii) has paid all taxes that are material in amount shown or determined to be due in the returns, reports and declarations filed by them and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which adequate reserves have been provided; and there is no tax deficiency in any material amount which has been or, to the Company’s knowledge, might reasonably be expected to be asserted or threatened against the Company or any Guarantor and the Company is not aware of any reasonable basis for any such claim.

(t)            Labor Relations.   Except as disclosed in the Exchange Act Documents, no labor disputes exist with employees of the Company or any of the Guarantors except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company is not aware that any key employee or significant group of employees of the Company or any of the Guarantors plans to terminate employment with the Company or any of the Guarantors.

(u)           Environmental Laws.   Except as disclosed in the Exchange Act Documents, to the Company’s knowledge, each of the Company and the Guarantors is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), except where such non-compliance with Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (1) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (2) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl, and (5) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(v)           Intellectual Property.   (i) The Company or its subsidiaries own or possess the right to use the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) reasonably necessary to carry on the business conducted by the Company and its subsidiaries, taken as a whole, as described in the Exchange Act Documents, except to the extent that the failure to own or possess the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) all of such patents, registered trademarks and registered copyrights owned by the Company or its subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Registrar of Copyrights or the corresponding offices of other jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (iii) all material licenses or other material agreements under which (1) the Company or any of its subsidiaries is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (2) the Company or any of its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and there is no default by the Company or its subsidiaries or, to the Company’s knowledge, the other parties thereto, except for such failures to be in full force and effect and such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iv) neither the Company nor any Guarantor has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (v) the Company and its subsidiaries do not have and, to the Company’s knowledge, none of its and their employees have any agreements or arrangements with any persons other than the Company or its subsidiaries related to confidential information or trade secrets of such persons other than such agreements that would not restrict the Company and its subsidiaries from conducting their business as described in the Exchange Act Documents to an extent that would reasonably be expected to result in a Material Adverse Effect.

(w)          Permits.   The Company and each of its subsidiaries, taken together, have (i) made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, clearances, consents, exemptions, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities (collectively, “Permits”) in order for the Company and its subsidiaries to conduct their business, except for such Permits for which the failure to obtain would not reasonably be expected to have a Material Adverse Effect, and are in compliance in all material respects with the terms and conditions of all such Permits; all such Permits held by the Company and its subsidiaries are valid and in full force and effect; there is no pending or, to the Company’s knowledge, threatened action, suit, claim or proceeding that may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect and (ii) such licenses, franchises, permits, authorizations, approvals and orders of and from governmental and regulatory officials and bodies as are, to the Company’s knowledge, reasonably necessary to own or lease and operate the properties and conduct the business of the Company and its subsidiaries, taken as a whole, on the date hereof.

(x)            Title.   (i) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or such subsidiary or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           ERISA.   (i) The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which the Company is required to provide notice under Section 4043 of ERISA and would have any liability, except where such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) with respect to any “pension plan” (other than a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA)), the Company has not incurred and does not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, such “pension plan,” or under Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and (b) with respect to any “pension plan” that is a “multiemployer plan,” the Company has not received notice that the Company has incurred liability under Title IV of ERISA with respect to termination of, or withdrawal from, such “pension plan,” or under Section 412 or 4971 of the Code; (iv) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “pension plan” (other than a “multiemployer plan”) that is intended to be qualified under Section 401(a) of the Code and for which the Company would have any liability is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected cause the loss of such qualification; and (v) except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in section 302 of ERISA) has occurred with respect to any “pension plan” (other than a “multiemployer plan”) for which the Company would have any liability.

(z)            OSHA.   Other than as disclosed in the Exchange Act Documents, to the Company’s knowledge, the Company and each of its subsidiaries is in compliance with any and all applicable Occupational Safety and Health Administration standards and requirements (the “OSHA Laws”), except where such non-compliance with OSHA Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)         Investment Company.   Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, required to register as an “investment company” or an entity controlled by an investment company as such term is defined in the Investment Company Act of 1940, as amended.

(bb)         Independent Accountants.   Ernst & Young, LLP, who have certified the consolidated financial statements of the Company as of December 31, 2006, is an independent registered public accounting firm within the meaning of the Securities Act.

(cc)         Internal Controls.   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(dd)         Sarbanes-Oxley Act.   The Company and its executive officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee)         Ranking of Securities. The Securities will be subordinate in right of payment to the following existing indebtedness of the Company for borrowed money:  (i) the Working Capital Credit Agreement and Fixed Asset Credit Agreement, each dated as of July 18, 2006, among the Company and certain of its subsidiaries as borrowers, the lenders thereunder, Merrill Lynch Bank USA, as Administrative Agent, and Merrill Lynch Commercial Finance

Corp., as Sole Lead Arranger and Book Manager, as each term is defined therein, as may be amended, modified or supplemented, (ii) the 11.85% (formerly 11 5/8%) senior secured notes due 2009 and the remaining 11.35% (formerly 11 1/8%) senior secured notes due 2009, each issued under the Indenture, dated as of February 17, 2004 (as amended and restated as of May 6, 2005 and further amended as of July 18, 2006, the “2004 Notes Indenture”), among the Company, the guarantors named therein, and Wilmington Trust Company, as indenture trustee, as may be amended, modified or supplemented, and (iii) the 11 1/8% senior secured notes due 2009 issued under the Indenture, dated as of May 30, 2003 (the “2003 Notes Indenture”), among the Company, the guarantors named therein, and Wilmington Trust Company, as initial indenture trustee, and succeeded by Wells Fargo Bank, National Association, as successor indenture trustee, under which the 2003 Notes were issued, as may be amended, modified, or supplemented. Except as set forth in the immediately preceding sentence, there is no other existing indebtedness of the Company for borrowed money which ranks senior to the Notes in right of payment.

(ff)           Rule 144A.   The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and will not be, on the Closing Date, of the same class as any securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated interdealer quotation system.

Each Purchaser acknowledges and agrees that the Company and the Guarantors have not made and do not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

4.             Representations and Warranties of the Purchasers. Each Purchaser severally represents and warrants to the Company and the Guarantors only as to itself, as of the date hereof and the Closing Date, as follows:

(a)           Accredited Investor Status.   Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters and qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D and as a “qualified institutional buyer” under Regulation 144A. Such Purchaser is experienced in evaluating investments in companies such as the Company.

(b)           Information.   Such Purchaser has been afforded access to information about the Company and the Guarantors and the financial condition, results of operations, business, property and management of the Company and the Guarantors sufficient to enable it to evaluate its investment in the Securities. Such Purchaser has reviewed the Latest 10-Q, the Latest 10-K, including without limitation the risk factors set forth therein, and such other Exchange Act Documents as such Purchaser has deemed advisable. Such Purchaser has been afforded the opportunity to execute a confidentiality agreement to enable it to review financial projections and other material nonpublic information regarding the Company prior to making its investment decision with respect to the Securities and understands that the Company intends to disclose such material nonpublic information in accordance with Section 5(e) hereof. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the

Company and the Guarantors. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(c)           Investment Risk.   Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has been represented by legal counsel in connection with the negotiation of the Transaction Documents and the Securities and understands the terms and conditions thereof, including without limitation that the Securities will be subordinated in right of payment to other indebtedness of the Company. Such Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time, and is presently able to afford the complete loss of such investment.

(d)           No Public Sale or Distribution.   Such Purchaser is acquiring the Securities in the ordinary course of business solely for its own account and not as a nominee or agent for any other person and not with a view to any distribution thereof that violates the Securities Act or the securities laws of any State of the United States or any applicable jurisdiction; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser does not presently have any intention, or any agreement or understanding, directly or indirectly, with any person, to distribute any of the Securities.

(e)           Organization, Power and Authority.   Such Purchaser was duly organized or formed and is a validly existing organization in good standing under the laws of its jurisdiction of organization, with requisite power and authority to execute and deliver this Agreement and perform and discharge its obligations hereunder.

(f)            Authorization and Enforceability of this Agreement.   This Agreement has been duly authorized, executed and delivered by such Purchaser and, assuming due authorization, execution and delivery thereof by the Company and the Guarantors, this Agreement constitutes a legally valid and binding agreement of such Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of materiality, commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(g)           Residency.   Such Purchaser is a resident of that jurisdiction specified in its address set forth on Schedule I hereto. Such Purchaser was not formed for the specific purpose of acquiring the Securities.

(h)           Source of Funds.   Such Purchaser is not acquiring the Securities with assets of any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA or Section 4975 of the Code.

(i)            Independent Evaluation.   Such Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement, and the Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision.

(j)            Financing.   Such Purchaser has, and will have at Closing, immediately available funds in U.S. dollars (through cash or cash equivalents and existing committed credit arrangements) sufficient to pay the Purchase Price for the Notes to be purchased by such Purchaser and any other amounts payable pursuant to this Agreement and to consummate the transactions contemplated by, and otherwise satisfy the obligations of such Purchaser under, this Agreement.

(k)           Certain Exemptions.   Such Purchaser understands that the Securities have not been registered under the Securities Act or any state securities or Blue Sky laws, that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities and Blue Sky laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(l)            Legends.   Such Purchaser understands that the certificates or other instruments representing the Notes shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the form set forth in Appendix A to the Indenture and such Notes may only be transferred in accordance therewith.

(m)          No Brokers.   Such Purchaser is not a party to any contract, agreement or understanding with any person that would reasonably be expected to give rise to a valid claim against the Company or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

The Company and the Guarantors acknowledge and agree that the Purchasers have not made, and do not make, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.

5.             Covenants of the Company.   The Company covenants and agrees with the Purchasers as follows:

(a)           Fees and Expenses.   Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all fees, costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, or (ii) incurred in connection with the qualification of the Securities for sale. In addition to the foregoing (and without duplication), the Company agrees to pay each Purchaser their reasonable and documented out of pocket expenses incurred in connection with the negotiation, due diligence and documentation of the Transaction Documents and the transactions contemplated thereby (“Transaction Expenses”); provided, that the maximum amount of Transaction Expenses that the Company shall be obligated to pay to the Purchasers, collectively, shall not exceed $75,000 in the aggregate.

(b)           General Solicitation.   None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including:  (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c)           Integration.   None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy, or otherwise approach or negotiate with, any person in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the issuance of Securities contemplated hereby.

(d)           Use of Proceeds to Redeem Existing Subordinated Notes.   The Company shall use the proceeds from the sale of the Securities solely for the repayment of the Existing Subordinated Notes of the Company, including interest accrued thereon, and payment of the fees and expenses incurred in connection with the issuance of the Securities. On the Closing Date: (i)  the Company shall cause that portion of such proceeds equal to the amount required to redeem the Existing Subordinated Notes to be deposited with the Trustee in its capacity as paying agent under the Existing Subordinated Note Indenture; and (ii) the Company shall cause to be mailed by first class mail an irrevocable redemption notice with respect to the Existing Subordinated Notes pursuant to Section 3.03 of the Existing Subordinated Notes Indenture.

(e)           Disclosure of Transactions and Other Material Information.   The Company shall file a current report on Form 8-K (the “8-K Filing”) on or before 8:30 a.m., New York City time, on the first business day following the Closing Date, in the form required by the Exchange Act, relating to the transactions contemplated by the Transaction Documents and attaching the material Transaction Documents, or forms thereof, as exhibits to such filing. At the time of the 8-K Filing, the Company shall not have provided any Purchaser with any material, nonpublic information that is not disclosed in the 8-K Filing.

(f)            Material Non-Public Information.   Other than as set forth in the 8-K Filing, the Company covenants and agrees that neither it nor any other person or entity acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)           Subsequent Transfer to Certain Permitted Assignees.   The Company agrees that, in the event that Goldman, Sachs & Co. (“GS”) shall determine to transfer, subsequent to the date hereof, all or a portion of the Notes purchased by GS hereunder to a prospective investor that would constitute a Permitted Assignee in accordance with Section 11(iii) hereof, the Company shall make its senior management available at reasonable times and upon reasonable notice to meet with such prospective investor and its representatives; provided that (i) such prospective investor executes a confidentiality agreement in the form agreed to between the Company and GS and (ii) the number of such prospective investors with whom the Company’s senior management is requested to meet does not exceed fifteen.

6.             Conditions to the Purchasers’ Obligations.   The obligation of each Purchaser hereunder to purchase the Notes on the Closing Date is subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           the representations and warranties of the Company and the Guarantors set forth in Section 3 above are true and correct in all material respects (except for those representations and warranties already qualified by materiality, which such representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(b)           the Purchasers shall have received on and as of the Closing Date a certificate of an executive officer of the Company and each of the Guarantors, reasonably satisfactory to the Purchasers, to the effect set forth in Section 6(a) above and to the further effect that except as disclosed in the Exchange Act Documents filed as of the date hereof, there has not occurred any Material Adverse Change since the date of the Latest 10-K;

(c)           the Company, the Guarantors and the Trustee shall have duly executed the Indenture and the Company shall have duly executed, and the Trustee shall have duly authenticated, the Notes;

(d)           the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary to be obtained prior to the Closing Date for the sale of the Securities, including an amendment to the Working Capital Credit Agreement and Fixed Asset Credit Agreement, each dated as of July 18, 2006, among the Company and certain of its subsidiaries as borrowers, the lenders thereunder, Merrill Lynch Bank USA, as Administrative Agent, and Merrill Lynch Commercial Finance Corp., as Sole Lead Arranger and Book Manager, as each term is defined therein;

(e)           the Company shall have delivered to the Purchasers (i) a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) business days of the Closing Date and (ii) a certificate evidencing the incorporation or formation of each Guarantor in the jurisdiction of its incorporation or formation issued by the applicable government agency as of a date within ten (10) business days of the Closing Date;

(f)            the Company shall have delivered to such Purchasers a certificate, executed by the Secretary of the Company and each of the Guarantors dated as of the Closing Date, as to (i) the resolutions consistent with Sections 3(i) – (l), as applicable, as adopted by the Company’s Board of Directors and its Lead Pricing Director and by the Board of Directors of each Guarantor in a form reasonably acceptable to such Purchaser, (ii) the certificate or articles of incorporation and bylaws of the Company, as in effect at the Closing, and (iii) the certificate of incorporation and bylaws of each Guarantor that is a corporation, the certificate of formation and limited liability agreement of the Guarantor that is a limited liability company and the articles of association of the Guarantor that is an unlimited company, as in effect at the Closing;

(g)           each of (i)  Sidley Austin, LLP, special counsel to the Company and certain of the Guarantors, (ii) Van Cott, Bagley, Cornwall & McCarthy, P.C., special Utah counsel to certain of the Guarantors, and (iii) Stewart McKelvey, special Nova Scotia counsel to one of the Guarantors, shall have furnished to the Purchasers their respective written opinion, dated the Closing Date, in substantially the form agreed to between the parties;

(h)           the Company shall have delivered to the Trustee, in the Trustee’s capacity as paying agent under the Existing Subordinated Notes Indenture, a duly executed escrow agreement pursuant to which the funds required to redeem the Existing Subordinated Notes will be held until disbursed on the redemption date; and

(i)            the Trustee shall have issued an acknowledgement of satisfaction and discharge with respect to the Existing Subordinated Notes pursuant to Section 8.01 of the Existing Subordinated Notes Indenture.

7.             Conditions to the Company’s Obligations.   The obligations of the Company hereunder to issue and sell the Notes, and of each Guarantor to issue its Subsidiary Guarantee, to each Purchaser on the Closing Date are subject to the performance by the Purchasers of all of their obligations hereunder and to the following additional conditions:

(a)           the representations and warranties of each Purchaser set forth in Section 4 above are true and correct in all material respects (except for those representations and warranties already qualified by materiality, which such representations and warranties shall be true and correct in all respects) on and as of the Closing Date as if made on and as of the Closing Date and each Purchaser shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(b)           the Company shall have received on and as of the Closing Date a certificate of an executive officer of each Purchaser, reasonably satisfactory to the Company, to the effect set forth in Section 7(a) above;

(c)           the Trustee shall have duly executed the Indenture and duly authenticated the Notes; and

(d)           each Purchaser shall have paid, in accordance with Section 2 and in consideration for the issuance of the Securities, the aggregate principal amount set forth opposite such Purchaser’s name on Schedule 1 hereto; provided that the Company and the Guarantors shall have no obligation to issue any of the Securities unless one hundred percent (100%) of the Securities to be issued to all of the Purchasers are purchased on the Closing Date.

8.             Indemnity and Contribution.   The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Purchaser and each of their respective directors, officers, employees, members, representatives, attorneys and agents and each person, if any, who controls each Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Person”), from and against any and all losses, claims, damages, penalties, fees and liabilities (collectively, “Losses”), as incurred, including, without limitation, the reasonable legal fees and other reasonable expenses of one primary counsel (together with local counsel, where appropriate) in connection with any suit, action or proceeding or any claim, as incurred, as a result of, or arising out of or relating to any breach of any representation, warranty, covenant, agreement or obligation made by it in this Agreement.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Person, such Indemnified Person shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one primary counsel (together with local counsel, where appropriate) reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that failure to so notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability hereunder except to the extent the Indemnifying Person is prejudiced as a result thereof. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, the Indemnifying Person proposes to have the same counsel represent it and the Indemnified Person, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the

Indemnifying Person be liable for the fees and expenses of more than one counsel separate from its own counsel (together with local counsel, where appropriate) for all Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, in which case such counsel need only be reasonably satisfactory to Indemnified Persons holding more than fifty percent (50%) of the aggregate principal amount of the Notes held by such indemnified parties. It is understood that the Indemnifying Person shall reimburse all such reasonable fees and expenses actually incurred by the Indemnified Persons consistent with the foregoing limitations upon delivery to the Indemnifying Person of reasonable documentation therefor setting forth such expenses in reasonable detail unless a bona fide dispute exists with respect to such expenses. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final, non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any Losses by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and no admission of fault on the part of the Indemnified Party.

Notwithstanding anything to the contrary set forth herein, no Indemnified Person shall be entitled to be indemnified pursuant to this Section 8 for any Loss to the extent such Loss is judicially determined by final order to have resulted from the Indemnified Person’s gross negligence or willful misconduct; provided, however, that the Indemnifying Person shall pay the expenses incurred by any such Indemnified Person hereunder, as such expenses are incurred, in connection with any proceeding in advance of the final disposition, so long as the Indemnifying Person receives an undertaking by such Indemnified Person to repay the full amount advanced if there is a final determination that such Indemnified Person failed the standards set forth above or that such Indemnified Person is not entitled to indemnification as provided herein for other reasons; and provided, further, that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Indemnified Person was either grossly negligent or engaged in willful misconduct.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any Losses, each Indemnifying Party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, including reasonable legal or other expenses incurred, as incurred, in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying

Party on the one hand and the Indemnified Party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the breach that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, any equitable considerations appropriate in the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. For purposes of this paragraph, each person, if any, who controls any of the Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity agreements and contribution provisions contained in this Section 8 and the representations and warranties of the Company, the Guarantors and the Purchasers set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Purchaser or any person controlling any Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.             Termination. The Purchasers may terminate this Agreement as to all, but not less than all, of the Purchasers by notice given to the Company executed by the Purchasers purchasing more than fifty percent (50%) of the aggregate principal amount of the Notes hereunder as set forth in Schedule I hereto, if prior to the Closing Date (i) a Material Adverse Effect shall have occurred between the date hereof and the Closing Date, (ii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by United States or New York State authorities, (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above, makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement or (v) the failure of the Company to satisfy the conditions set forth in Section 6 of this Agreement on or before the date that is ten (10) calendar days after the date of this Agreement; provided, in each case, that the party seeking to terminate this Agreement is not then in material breach of this Agreement.

10.           Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.           Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors and the Purchasers, any Indemnified Person referred to herein and their respective successors and, with respect to the Purchasers, their Permitted Assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Purchasers shall be deemed to be a successor by reason merely of such purchase, and rights under this Agreement may be assigned by the Purchasers only to Permitted Assigns. For purposes of this Section 11, “Permitted Assigns” shall mean:  (i) an “affiliate” (as defined in Rule 501(b) of Regulation D) of the Purchaser to whom Securities are assigned, (ii) a pledgee (or a transferee of such pledgee) that succeeds to the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and (iii) in the case of GS only, any “qualified institutional buyer” within the meaning of Rule 144A that purchases, directly from GS or an affiliate of GS in a transaction complying with Rule 144A, Notes originally purchased by GS hereunder; provided that, in the case of an assignment pursuant to clause (iii) hereof, (a) such assignment shall be comprised of only those rights, benefits and obligations inuring to GS under Sections 3, 5(c), 5(d), 8, 11 (other than the right of GS to make an assignment pursuant to this Section 11(iii)), 12 (subject to the requirement that GS provide the Company with the Permitted Assignee’s requisite notice information prior to the date of the assignment), 13 and 15 — 20 of this Agreement, (b) the representations and warranties of the Company set forth in Section 3 shall not be deemed to be made or reaffirmed by the Company as of the date of such assignment and shall speak only as of the date of this Agreement, except that the Company shall, upon request by GS no less than three business days prior to the date of such assignment, deliver to the Permitted Assignee, as of the date of such assignment, a certificate executed by a duly appointed officer of the Company confirming the representation and warranty set forth in Section 3(a) as of the date of such assignment and (c) GS and the Permitted Assignee, by its acceptance of the assignment contemplated by this clause (iii), agree that neither such assignment nor compliance by the Company with the covenant contained in Section 5(g) hereof shall be construed or deemed to constitute an offer or sale of the Notes by the Company to the Permitted Assignee.

12.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger.

Notices to the Purchasers shall be given at the address as set forth on Schedule I hereto, with a copy to (solely for informational purposes):

Latham & Watkins LLP
885 Third Avenue, Suite 1000
New York, NY  10022
Telephone:  (212) 906-1200
Facsimile:   (212) 751-4864
Attention:   Kirk A. Davenport II, Esq.

Notices to the Company shall be given to the Company at:

Pliant Corporation
1475 Woodfield Road, Suite 700

Schaumburg, IL  60173
Attention: General Counsel

Telephone: (847) 969-3319

Facsimile:  (847) 969-3338

with a copy to (solely for informational purposes):

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Telephone: (312) 853-7000

Facsimile: (312) 853-7036

Attention:  Robert P. Freeman, Esq.

13.           Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, the Company and the Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.           Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

15.           Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

16.           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.           Amendments and Waivers. Any term of this Agreement may be amended, modified or supplemented only with the written consent of the Company and the holders of more than fifty percent (50%) of the then-outstanding aggregate principal amount of the Notes. Neither this Agreement nor any term hereof may be waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) other than by a written instrument signed by the party against whom enforcement of any such waiver, discharge or termination is sought.

18.           Entire Agreement. This Agreement and the documents referenced herein constitute the full and entire understanding and agreement among the parties with regard to the subject matters hereof.

19.           Survival. The respective representations, warranties, covenants and agreements of the Company and the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

20.           Independence of Purchasers. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Purchasers pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Purchasers represent and warrant that they are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and confirm that they have or legal counsel has on their behalf independently participated in the negotiation of the transaction contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Purchaser to be joined as an additional party in any proceeding for such purpose.

[signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

PLIANT CORPORATION

By:	/s/ Joseph Kwederis
Name: Joseph Kwederis
Title: Senior Vice President and Chief
Financial Officer

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

GUARANTORS

PLIANT CORPORATION INTERNATIONAL,
PLIANT FILM PRODUCTS OF MEXICO, INC.,
PLIANT SOLUTIONS CORPORATION,
UNIPLAST HOLDINGS, INC.,
UNIPLAST U.S., INC.,
UNIPLAST INDUSTRIES CO.,

By:	/s/ Joseph Kwederis
Joseph Kwederis
Vice President and Treasurer

PLIANT PACKAGING OF CANADA, LLC,

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

PURCHASERS:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

PURCHASERS:

UBS WILLOW FUND LLC

By:
Name:
Title:

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Schedule I

Schedule of Purchasers

Name and Address of Purchaser	Principal Amount of Securities and Purchase Price Therefor

Goldman, Sachs & Co.	$12,000,000
85 Broad Street
New York, NY 10004
Telephone: (212) 902-1000
Facsimile: (212) 902-3000
Attention: Robert Schatzman

UBS Willow Fund LLC c/o Bond Street Capital, LLC 700 Palisade Avenue Englewood Cliffs, NJ 07632 Telephone: (201) 567-5050 Facsimile: (201) 567-5055 Attention: Joel Yarkony	$12,000,000

Total:	$24,000,000

SCHEDULE II

SCHEDULE OF GUARANTORS

Jurisdiction of
Name of Guarantor	Entity Type	Formation

Pliant Corporation International	Corporation	Utah
Pliant Film Products of Mexico, Inc.	Corporation	Utah
Pliant Solutions Corporation	Corporation	Utah
Pliant Packaging of Canada, LLC	Limited Liability Company	Utah
Uniplast Holdings, Inc.	Corporation	Delaware
Uniplast U.S., Inc.	Corporation	Delaware
Uniplast Industries Co.	Unlimited Company	Nova Scotia